UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 22, 2004
(Date of earlier event reported)

Inland Retail Real Estate Trust, Inc.
(Exact name of registrant as specified in the charter)

Maryland	333-85666	36-4246655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

2901 Butterfield Road
Oak Brook, Illinois 60523
(Address of Principal Executive Offices)

(630) 218-8000
(Registrant's telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-22(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c)

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2004, the following persons were elected by our shareholders as directors of Inland Retail Real Estate Trust, Inc. (the "Company" or "we"): Daniel K. Deighan; Kenneth E. Masick; Michael D. Rosenthal; Robert D. Parks; Barry L. Lazarus; Richard Imperiale; and Brenda Gujral.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

On December 20, 2004, our shareholders approved the amendment and restatement of our charter. The amendments ensure that our corporate governance documents properly reflect the effects of the acquisition of the business manager/advisor and property managers described in Item 7.01 below, and our transition to becoming a self-administered real estate investment trust. The amended and restated charter will take effect upon the closing of the acquisition of the business manager/advisor and property managers. Attached to this Form 8-K as Exhibit No. 99.1 is a copy of our amended and restated charter which is incorporated into this filing in its entirety.

Item 7.01 Regulation FD

On December 22, 2004, we issued a press release announcing the following matters:

That our shareholders have ratified the Company's entry into a merger agreement and have approved a merger pursuant to which the Company will acquire Inland Retail Real Estate Advisory Services, Inc., Inland Southern Management Corp., Inland Mid-Atlantic Management Corp. and Inland Southeast Property Management Corp. These companies provide business management, advisory and property management services to the Company. The merger is scheduled to occur on December 29, 2004, subject to satisfaction of customary closing conditions. If any of the closing conditions are not satisfied, or their satisfaction is delayed, the transaction may not close or the closing may be delayed.

That the following persons have been elected by our shareholders as Company directors: Daniel K. Deighan, Kenneth E. Masick, Michael D. Rosenthal, Robert D. Parks, Barry L. Lazarus, Richard Imperiale and Brenda G. Gujral

That our shareholders have approved the amendment and restatement of our charter. The amendments ensure that our corporate governance documents properly reflect the effects of the acquisition of the business manager/advisor and property managers and our transition to becoming a self-administered real estate investment trust. The amended and restated charter will take effect upon the closing of the acquisition of the business manager/advisor and property managers.

A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2 and is incorporated in its entirety in this Item 7.01 disclosure by reference.

The Company currently is in negotiations with an institutional investor to enter into a joint venture arrangement. Under the joint venture arrangement, the institutional investor would contribute 80% of the equity and the Company would contribute 20% of the equity to a newly formed company. Funds contributed to the joint venture will be used primarily to acquire properties located east of the Mississippi River that satisfy certain parameters (unless waived by the parties), including the Company's current acquisition underwriting guidelines. The Company makes no assurances that the joint venture arrangement will be consummated.

The Company is providing guidance on its 2004 funds from operations and distributions for 2004. The Company projects that its 2004 funds from operations, excluding any adjustment to funds from operations resulting from the accounting treatment attributable to the merger, will range between $0.91 and $0.92 per common weighted average share, and its 2004 distributions will remain at $0.83 per common weighted average share. The Company does not expect to regularly update or provide financial projections in the future. The foregoing statements are forward-looking statements covered by the provisions of the following grammatical paragraph.

This Form 8-K may contain forward-looking statements. Forward-looking statements are statements that are not historical, including statements regarding management's intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as "believe," "expect," "anticipate," "intend," "estimate," "may," "will," "should" and "could." The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Federal Private Securities Litigation Reform Act of 1995, and we include this statement for the purpose of complying with such safe harbor provisions. There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements and include, but are not limited to, the effects of future events on financial performance, changes in general economic conditions, adverse changes in real estate markets and the level and volatility of interest rates. For a more complete discussion of these risks and uncertainties, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Inland Retail Real Estate Trust, Inc. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Item 9.01	Exhibits

Exhibit
Number	Description

99.1	Amended and Restated Charter
99.2	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND RETAIL REAL ESTATE TRUST, INC.

By:	/s/ Barry L. Lazarus
Name:	Barry L. Lazarus
Title:	President, Chief Operating Officer,
Treasurer, Chief Financial Officer

Date:	December 22, 2004